NUMBER 8,444
Amendment of the Articles of Association of a Limited Liability Company – Transfer of corporate portions for a total price of 169,988.00 Euros – Entry of a new partner – Change of administrator – Codification of Articles of Association. Value by law a total of 356,737.15 Euros.
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In Paleo Faliro of Attica, today on the twenty third (23rd) day of the month July of the year two thousand and nine (2009), day of the week Thursday and at the offices of the company with the name “VIOSOLAR INC”, at the address 2A Kolokotroni street, where I was called for the signature of the present, the following person, who are non-exemptible from the law, appeared before myself, the Notary Public of Piraeus, Mrs. AGGELIKI TSAPATOUROU VRACHNOU, with my registered seat in Piraeus and my residence in Vouliagmeni of Attica. On the one hand q) Mr. Stavros Papastavrou, son of Theodoros and Maria, businessman, born in Nestani of Arcadia in the year 1947, resident of Vrilissia of Attica, number 14 D. Vernardou street, bearer of the Police ID No. AE-534170/17=04-2007, issued by the Police Department of Vrilissia of Attica, with Tax Number (A.F.M.) 035651318 of the Tax Office (D.O.Y.) of Chalandri, who is acting on the one hand individually on behalf of himself, and on the other hand on as the attorney, representative and proxy of the Limited Liability Company with shares with the name “PRINOTEL LIMITED”, with its registered seat in Nicosia of Cyprus, at number 1 Kostaki Pantelidi street, 3rd floor, 1010, with Tax Number (A.F.M.) 998183668 of the Tax Office (D.O.Y.) of Tripoli, by virtue of the Decision of its Manager Mr. Filippos Filippou, dated June 15th 2009, whose validated copy is attached to the contract number 8,403/19-06-2009, drafted by myself, whose (Manager’s) signature has been validated by the Validating Employee of Nicosia of Cyprus. The aforementioned company has been incorporated by virtue of the incorporating document, dated 06/11/2008 and the articles of association, dated 06/11/2008, which is attached to the contract number 8,403/19-06-2009, drafted by myself, as it emerges by the certificate of incorporation of a company No. HE-241686, issued by the Curator of Companies of the Republic of Cyprus, whose validated copy is also attached to the aforementioned contract, drafted by myself. On the other hand, Mr. Rick Walchuk, son of Wesley and Rosalyn, businessman, born in Melville, Canada in the year 1956, resident of Alimos of Attica, number 6-8 Metamorfoseos street, bearer of the Canadian Passport No. BA-138035, issued on March 21st 2006 in Calgary, Canada, with Tax Number (A.F.M.) 139352835 of the Tax Office (D.O.Y.) of Paleo Faliro, who does not understand the Greek language, but speaks and understands the English language, who is accompanied, for that purpose, by an interpreter of his choice, Mr. Michail Soursos, son of Ilias and Anna, businessman, born in Prasto of Arcadia in the year 1965, resident of Alimos of Attica, number 4 Agiou Dionisiou street, bearer of the Police ID No. X-032041/2002, issued by the 1st Police Department of Egaleo, who took an oath over the Holy Bible that he shall accurately interpret the declarations of the persons who appeared before myself from the English language to the Greek language and vice versa, who is acting in the present as the President and Managing Director of the company with the name “VIOSOLAR INC”, with its registered seat in Calgary, Alberta, Canada, 1530-9th Avenue S.E., T2G OT7, with Tax Number (A.F.M.) 998181800 of the Tax Office F.A.E. of Piraeus, which was incorporated on July 19th 2004 under the name “SPROUT DEVELOPMENT INC” and which changed its name to “VIOSOLAR INC” on June 22nd 2006, as it emerges from the relevant incorporating document, whose official translation by the Ministry of Foreign Affairs is attached to the contract number 8,403/19-06-2009, drafted by myself. By virtue of the decision No. 9184/2008 of the Prefect of Athens, whose copy is attached to my present contract, which (decision) was published in the Government Gazette (Issue of Joint-Stock and Limited Liability Companies) No. 8666/01-08-2008, a copy of which is attached to my present contract, a license was granted to the aforementioned company with the name “VIOSOLAR INC” to establish a branch in Greece as a foreign Limited Liability Company. Moreover, by virtue of the decision No. 3987/09/11-05-2009 of the Prefect of Athens, whose copy is attached to my present contract, the aforementioned company was registered in the Register of Joint-Stock Companies of the Prefecture of Athens as a foreign joint-stock company, which took registration number 68089/01NT/B/09/74, with the registered seat of the aforementioned branch being in the Municipality of Paleo Faliro of Attica and offices at 2A Kolokotroni street, whose (decision’s) summary was published in the Government Gazette (Issue of Joint-Stock and Limited Liability Companies) No. 3445/15-05-2009, a copy of which is attached to my present contract, who has been lawfully authorized for the signature of the present by virtue of the Minutes of the Board of Directors of the aforementioned Company, dated June 14th 2009, which is attached to the contract number 8,403/19-06-2009, drafted by myself. After having solemnly declared, according to the Act No. 1599/1986, that all the aforementioned data are true and correct, as well as that they reside at the addresses mentioned above, the person who appeared before myself requested the drafting of the present contract, by virtue of which they declare, acknowledge and mutually accept the following:

The first contracting party to the present, Mr. Stavros Papastavrou, son of Theodoros, as well as the non-contracting parties to the present, Mr. Dimitrios Pantazopoulos, son of Panagiotis and Mr. Dimitrios Iliopoulos, son of Mattheos, have incorporated the Limited Liability Company with the name “ENERGEIAKI [ENERGY] LIMITED LIABILITY COMPANY” and the distinctive title “ENERGEIAKI [ENERGY] LTD”, with Tax Number (A.F.M.) 999129508 of the Tax Office (D.O.Y.) of Tripoli, with its registered seat being in Tripoli of Arcadia, at number 8 Ethnomartiron street, which shall be hereby referred to, for brevity’s sake, as the “Company”, by virtue of the contract No. 7,451/10-10-2006, drafted by the Notary Public of Tripoli, Mr. Vassilios Artopoulos, son of Dimitrios, which has been lawfully registered at the Books of Companies of the Court of First Instance of Tripoli with number 14 on 09/11/2006 and whose summary was published in the Government Gazette (Issue of Joint-Stock and Limited Liability Companies) No. 12392/14-11-2006. The aforementioned company shall have a duration of thirty (30) years, whereas its scope shall be 1) the construction, representation, exploitation of solar power (photovoltaic) premises, as well as the sale of all the materials required for their construction, 2) the construction of building and technical works, the undertaking and trade of contract works, the import and export of activities of any kind, as well as the construction and exploitation of dining and entertainment premises of hotel units, as well as tourism premises of any kind, 3) any other similar commercial or industrial activity, 4) the establishment and or the participation of subsidiary companies of similar activities and the representation of houses of abroad, 5) the provision of advisory services of any kind (financial, technical etc.) for the materialization of the above. The capital of the aforementioned company was set to eighteen thousand (18,000.00) Euros, divided into six hundred (600) corporate portions of a value of thirty (30.00) Euros each, to which each partner participated as follows: Mr. Stavros Papastavrou, son of Theodoros with two hundred and forty (240) corporate portions, Mr. Dimitrios Pantazopoulos, son of Panagiotis with one hundred and eighty (180) corporate potions and Mr. Dimitrios Iliopoulos, son of Mattheos with one hundred and eighty (180) corporate potions.

By virtue of the contract No. 2,736/20-07-2007, drafted by the Notary Public of Orchomenos, Mrs. Eleni Diamanti, daughter of Dimitrios, which has been lawfully registered at the Books of Companies of the Court of First Instance of Tripoli with number 20 on 05/10/2007 and whose summary was published in the Government Gazette (Issue of Joint-Stock and Limited Liability Companies), the corporate capital of the company was increased by the amount of four hundred and eighty three thousand (483,000.00) Euros, which was covered by means of issuing sixteen thousand one hundred (16,100) new corporate portions, of a value of thirty (30.00) Euros each, by appropriately amending the 5th article of the articles of association of the aforementioned company. Therefore, after the aforementioned amendment, the corporate capital of the company amounts today to five hundred and one thousand (501,000.00) Euros, divided into sixteen thousand seven hundred (16,700) corporate portions, of a nominal value of thirty (30.00) Euros each.

Following that, by virtue of the contract No. 10,440/27-05-2009, drafted by the Notary Public of Tripoli, Mr. Vassilios Artopoulos, son of Dimitrios, firstly the articles with numbers twelve (12) and thirteen

(13) of the articles of association were amended and the administration of the company was appointed to the first contracting party to the present, Mr. Stavros Papastavrou, son of Theodoros. Secondly, the initial partners and founders of the company, Mr. Dimitrios Pantazopoulos, son of Dimitrios and Ekaterini and Mr. Dimitrios Iliopoulos, son of Mattheos and Kostoula, conveyed, sold and transferred the total of their corporate portions to the aforementioned Cypriot company with the name “PRINOTEL LIMITED”, as it appears and is represented in the present, for a total price of one hundred and twenty thousand (120,000.00) Euros, which was paid in equal shares to each of the aforementioned sellers, who were separated and alienated from the synthesis of the corporate capital, by appropriately amending the article with number five (5th), regarding capital, of the articles of association of the company. After that, the codified the articles of association.

Today already, by means of my present contract and by virtue of the decision of the Extraordinary General Meeting of the partners of the aforementioned company, dated July 20th 2009, whose copy from the book of minutes is attached to the present, the following were decided:

1. The transfer, due to sale, a) from the partner Mr. Stavros Papastavrou, son of Theodoros, of the four thousand one hundred and seventy five (4,175) corporate portions, out of a total of six thousand six hundred and eighty (6,680) corporate portions owned by him, of a value of thirty (30.00) Euros each, for a total price of forty nine thousand nine hundred and eighty eight (49,988.00) Euros, and b) from the company with the name “PRINOTEL LIMITED”, as it appears and is represented in the present, the total of the corporate portions it owns to the aforementioned company, i.e. ten thousand twenty (10,020) corporate portions, for a total price of one hundred and twenty thousand (120,000.00) Euros to the other contracting party to the present, the company with the name “VIOSOLAR INC”, as it appears and is represented in the present, by appropriately amending the 5th article of the articles of association of the aforementioned company.

2. The dismissal of Mr. Stavros Papastavrou, son of Theodoros from the post of the administrator of the aforementioned company and the appointment of the administration of the company in question to Mr. Michail Soursos, son of Ilias, by appropriately amending the 12th article of the articles of association of the aforementioned company.

3. The amendment of the 14th article of the articles of association of the aforementioned company, so as to allow the participation of the administrators and the partners of the company to other Greek or foreign joint-stock companies, as shareholders or members of their Boards of Directors.

4. The codification of the Articles of Association.

In execution of the preliminary contract No. 8,403/19-06-2009, drafted by myself, as it has been extended by virtue of the deed No. 8,424/10-07-2009, drafted by myself, the parties appearing in the present, Mr. Stavros Papastavrou, son of Theodoros and the Cypriot company with the name “PRINOTEL LIMITED”, as it appears and is represented in the present, who, for brevity's sake, shall be hereby referred to as the “sellers”, hereby sell, transfer, convey and deliver, and more specifically: a) the partner Mr. Stavros Papastavrou, son of Theodoros, the six thousand six hundred and eighty (6,680) corporate portions owned by him, of a value of thirty (30.00) Euros each, the four thousand one hundred and seventy five (4,175) corporate portions, for a total price of forty nine thousand nine hundred and eighty eight (49,988.00) Euros, and b) the company with the name “PRINOTEL LIMITED”, as it appears and is represented in the present, the total of the corporate portions of the aforementioned company it owns, i.e. ten thousand and twenty (10,020) corporate portions, for a total price of one hundred and twenty thousand (120,000.00) Euros, to the newly-incoming company with the name “VIOSOLAR INC”, as it appears and is represented in the present, which shall be hereby referred to, for brevity's sake, as the “purchaser company”, for a total price of one hundred and sixty nine thousand nine hundred and eighty eight (169,988.00) Euros. The aforementioned total price is agreed to be fair, just, true and fully proportionate to the items purchased, which the representative of the purchaser company paid to the sellers, according to each one's proportion, fully in cash prior to the drafting of the present, without my presence and outside my Notary's office, as the contracting parties have expressly declared to me.

At the same time, apart from the transfer of the aforementioned corporate portions, the sellers are also transferring and conveying to the purchaser company, according to each one's proportion, every right, which, according to the Law and the Articles of Association of the company, is connected with or derives from the corporate portions transferred to the purchaser company, over the property and the reserve fund of the company, as well as over the participation in its profits and losses. Moreover, the sellers also declare that they promise and they guarantee towards the purchaser company that the aforementioned corporate portions transferred are free from any debt, burden, seizure, other conveyance, any other promise, any tax and any dispute and claim in general and from any legal defect, as well as that they transfer and convey to the purchaser company all of their personal and real rights, together with their relevant lawsuits, in connection with the aforementioned corporate portions transferred.

After the above, the sellers alienated and are divested from any title in general and right of possession, ownership and demesne over the aforementioned corporate portions sold and transferred  in favor of the purchaser company and any other third party, whereas the purchaser company is acknowledged and entered into as the absolute owner, demesne-holder and possessor of the corporate portions transferred, which has a right and is entitled to hold them, possess them and dispose of them in whatever way it wishes, at an absolute and full right of ownership, in accordance with the the provisions of the Articles of Association of the company, as they apply each time, by entering into all the relevant rights of the sellers, regarding the aforementioned corporate portions sold.

The representative of the purchaser company declared that the purchaser company represented by him accepts all the above, as well as the sale and transfer of the aforementioned corporate portions made to it, together with all the rights connected with or deriving from them. Moreover, he also declared that the purchase company took the aforementioned corporate shares to its possession, ownership and demesne, after having paid to the sellers, according to each one's proportion, the price corresponding to the corporate portions transferred, in the way described above. Furthermore, both contracting parties declared that they acknowledge, accept and agree with all the above.

Following the aforementioned amendments, the contracting parties to the present proceed to:

1. The relevant amendment of the 5th article of the articles of association of this company, which now has as follows:

5TH ARTICLE
The capital of the Company is determined to amount to five hundred and one thousand (501,000.00) Euros, divided into sixteen thousand seven hundred (16,700) corporate portions, of a nominal value of thirty (30.00) Euros each, which, according to the express declaration and certification of the contracting parties, has already been paid in full in the treasury of the company, and more specifically: 1. The partner Mr. Stavros Papastavrou, son of Theodoros and Maria, has paid seventy five thousand one hundred and fifty (75,150.00) Euros and participates in the Company with a participation portion consisting of two thousand five hundred and five (2,505) portions, and 2. The Joint-Stock Company with the name “VIOSOLAR INC” participates with four hundred and twenty five thousand eight hundred and fifty (425,850.00) Euros and participates in the Company with a participation portion consisting of fourteen thousand one hundred and ninety five (14,195) portions.

2. The relevant amendment of the 12th article of the articles of association of this company, which now has as follows:

12TH ARTICLE
MANAGEMENT AND REPRESENTATION
The management of the corporate affairs and the representation of the company is appointed to Mr. Michail Soursos, son of Ilias, who binds the company by means of his signature alone, which is placed under the corporate name, until he is revoked by virtue of a decision of the meeting of the partners, taken according to the provisions of the Act No. 3190/1955, as it has been amended and applies.
3. The relevant amendment of the 14th article of the articles of association of this company, which now has as follows:

14TH ARTICLE
COMPETITION ISSUES
Competition is freely allowed to the administrators and the partners. The administrators and each partner are entitled to proceed, on their own behalf or on behalf of any third party, to any actions similar to the scope of the company, the be a partner of a general or a limited partnership or a partner of a limited liability company or a shareholder or a member of the Board of Directors of any joint-stock company, either Greek or foreign, pursuing a similar scope. However, the use of the trademark and the name of the present company are prohibited.

Following the aforementioned amendment, which took place by virtue of the present, they codify it as follows:

FIRST CHAPTER
NAME – SCOPE – SEAT – DURATION – CAPITAL

1ST ARTICLE
The contracting parties to the present hereby incorporate a Limited Liability Company with the name: “ENERGEIAKI [ENERGY] LIMITED LIABILITY COMPANY” and the distinctive title “ENERGEIAKI [ENERGY] LTD”. As regards the relations of the company abroad, its name and distinctive title are entitled to be used at an exact translation.

2ND ARTICLE
The scope of the company shall be: 1. The construction, representation, exploitation of solar power (photovoltaic) premises, as well as the sale of all the materials required for their construction. 2. The construction of building and technical works, the undertaking and trade of contract works, the import and export of activities of any kind, as well as the construction and exploitation of dining and entertainment premises of hotel units, as well as tourism premises of any kind. 3. Any other similar commercial or industrial activity. 4. The establishment and or the participation of subsidiary companies of similar activities and the representation of houses of abroad. 5. The provision of advisory services of any kind (financial, technical etc.) for the materialization of the above. As for achieving its scope, the company is entitled to establish branches, agencies or offices both in Greece and abroad, to participate in other companies of any legal form, which have the same or a similar scope. The company is entitled to participate in general or limited partnerships, in limited liability and joint-stock companies with any corporate capacity, as well as to participate, to represent, to co-operate with or to merge with other companies, which already exist, or which are going to be incorporated in Greece or abroad, which pursue the same or a similar to that of the present company scope.

3RD ARTICLE
The seat of the company shall be the Municipality of Tripoli of Arcadia. By virtue of a decision of the Meeting of the partners, branches of the company are entitled to be established in other cities in Greece or abroad, according to article 13 of the Act No. 3190/1955 and after keeping the formalities of article 8, paragraph 6 of the aforementioned Act, as they have been amended. By virtue of a simple decision of the Administrators, branches and offices may be established within the Municipality of Tripoli.

4TH ARTICLE
The duration of the company shall be for thirty (30) years, commencing as from the date a summary of the present articles of association is published in the Issue of Joint-Stock and Limited Liability Companies of the Government Gazette.

5TH ARTICLE
The capital of the Company is determined to amount to five hundred and one thousand (501,000.00) Euros, divided into sixteen thousand seven hundred (16,700) corporate portions, of a nominal value of thirty (30.00) Euros each, which, according to the express declaration and certification of the contracting parties, has already been paid in full in the treasury of the company, and more specifically: 1. The partner Mr. Stavros Papastavrou, son of Theodoros and Maria, has paid seventy five thousand one hundred and fifty (75,150.00) Euros and participates in the Company with a participation portion consisting of two thousand five hundred and five (2,505) portions, and 2. The Joint-Stock Company with the name “VIOSOLAR INC” participates with four hundred and twenty five thousand eight hundred and fifty (425,850.00) Euros and participates in the Company with a participation portion consisting of fourteen thousand one hundred and ninety five (14,195) portions.

SECOND CHAPTER

ORGANIZATION AND MANAGEMENT OF THE COMPANY

6TH ARTICLE

THE MEETING OF THE PARTNERS
The meeting of the partners is the supreme body of the company and is entitled to decide on any corporate affair. Its decisions, which are taken according to the law and the present articles of association, are binding even for the partners that were absent during the meeting or did not agree with taking such decisions.

The meeting of the partners is the only competent body to decide on issues concerning: a. Amendments of the articles of association. b. The appointment and the revocation of the administrators or the administrator, as well as their discharge from any liability. c. The approval of the annual financial statements and the allocation of the profits. d. Bringing a lawsuit against bodies of the company or the partners, for claims for compensation of the company deriving from actions or omissions during the incorporation or during the operation of the company. e. The extension of the duration of the company, its merging, its dissolution and the appointment or the revocation of the liquidators. f. Any other case described in the Act No. 3190/1955, as it has been amended and applies or provided for in the present articles of association.

7TH ARTICLE

CALLING OF THE MEETING
The meeting is called by the administrators compulsorily for an ordinary meeting at the seat of the company once a year and within three months form the end of the accounting period. In case the meeting is not called within this time by the administrators, the calling takes place by any partner, following a relevant decision of the competent Court of the area where the company has its seat, issued according to the injunction measures proceedings. The administrators are entitled to call the meeting, extraordinarily, whenever they consider it necessary. The invitation to the partners for the convention of the meeting takes place by means of a registered letter or another convenient and certain means at their address, which is mentioned in the book of partners kept by the administrators, at least eight (8) days prior to the meeting. Such invitation must mention the date, the time and the place of the meeting, as well as the issues that are going to be discussed. Provided that all the partners agree, a meeting can still be held, even if the aforementioned formalities described in the present article have not been kept. Moreover, in case all the partners are present, they validly decide on any issue of the meeting, if there is no objection by any of them. Such decision is recorded in the relevant books of the company.

8TH ARTICLE
CALLING OF THE MEETING BY THE MINORITY
One or more partners, representing at least one twentieth (1/20) of the corporate capital, are entitled to request the calling of an extraordinary meeting, after they determine the object of the issues that are going to be discussed. In case the administrators of the company do not call the meeting within twenty (20) days from the communication of the aforementioned request, then the calling takes place by the requesting partners, following a decision of the competent Court of the area where the company is seated, issued with the injunction measures proceedings.

9TH ARTICLE
RIGHT TO VOTE
Each partner has the right of at least one vote in the meeting. In case they have more corporate portions, then the number of the votes they have is proportionate to the number of their corporate portions. The right to vote may not be exercised by the partner, in case the decision that is going to be taken concerns their discharge from any liability or the raising of a lawsuit against them, according to the provision of article 14, paragraph 2 of the Act No. 3190/1955. In case of hindrance, any partner is entitled to be represented in the meeting by another partner or by a third party, by virtue of a written authorization, which is going to be mentioned in the minutes and be kept in the archives of the company.

10TH ARTICLE

DECISION TAKING
Unless otherwise mentioned in the law and the present articles of association, the decisions of the meeting are taken with a majority of more than two thirds (2/3) of the total number of partners representing more than three fourths (3/4) of the total corporate capital. The following issues requires the consent of all the partners: a) the alteration of the nationality of the company, b) the increase of the obligations of the liability of the partners, as well as the decrease of their rights, deriving from the present articles of association, unless otherwise mentioned in the Act No. 3190/1955, as it has been amended and applies,

c) the discharge or the limitation of the liability of the administrators, and d) the additional contributions mentioned in article 24 of the present. As regards any other amendment of the corporate contract, as well as as regards the premature dissolution of the company and the taking of a decision for additional contributions, a decision of the meeting is required, taken by a majority of at least three fourths (3/4) of the total number of partners, representing three fourths (3/4) of the corporate portions. The meeting of the partners is in quorum, when the number of partners required according to the present articles of association and the Act No. 3190/1955, as it has been amended and applies, is present or is represented in it, for the lawful taking of a decision on the issue in question, who shall at the same time also represent the required percentage of the corporate capital. In case the lawful quorum is not achieved, the meeting is postponed and a new meeting is called, with the same formalities and deadlines, required for the first calling, and with the same issues. However, new issues are entitled to be added to this new meeting.

11TH ARTICLE

ORGANIZATION OF THE MEETING
By means of a simple majority of the partners participating in it, the meeting elects its President, as well as the partner who shall exercise the duties of a Secretary. The President chairs the meeting and ensures that the works of the meeting are conducted properly, as well as that the provisions of the Law and the articles of association during the negotiations and the taking of decisions on the issues of the agenda, are kept. The decisions of the partners, which are taken in the meeting, are registered in the book of minutes of the meetings, which the administrators must keep, and which also mentions the names of the partners who were present during the meeting, as well as the corporate portions each of them represents. The minutes of the meeting of the partners are signed by all the partners, who were present in the meeting and participated in it.

12TH ARTICLE

ADMINISTRATION AND REPRESENTATION
The management of the corporate affairs and the representation of the company is appointed to Mr. Michail Soursos, son of Ilias, who binds the company by means of his signature alone, which is placed under the corporate name, until he is revoked by virtue of a decision of the meeting of the partners, taken according to the provisions of the Act No. 3190/1955, as it has been amended and applies.

13TH ARTICLE

POWERS OF ADMINISTRATORS
The administrator represents the company and acts in its name every action covered by the scope of the company. More specifically, the following cases are listed indicatively and not exclusively: The administrator shall represent the company before any natural person or any private or  public law legal person, either domestic or foreign, before any Court of any degree and jurisdiction, Civil, Criminal, Administrative, Tax, even before the Supreme Court, the Council of the State and the Audit Court, as well as before any Public, Municipal, Community or other Authority in general, whereas they shall also appoint the attorney lawyers of the company. They shall administer, accept and give the oaths imposed to the company, they shall sign with their signature, which is placed under the corporate name, any document, either public or private, by virtue of which right and obligations are created for the company. They shall conclude written or informal contracts, simple loans or loans with a real or other security in tangible assets or real properties of the company, with any terms and agreements. They shall pay off claims of the company, they shall sign vouchers or deeds for receipts, they shall provide guarantees for the opening of credits in any Bank or any other Legal Person, they shall sign bonds and bills of exchange, either in favor or against and on behalf of the company, as an issuer, acceptor, endorser or guarantor, they shall issue and sign bank cheques in the name and on behalf of the company, they shall endorse them, they shall issue and transfer bills of lading. Furthermore, they shall issue and receive the relevant receipts from any debtor or creditor of the company. They shall pre-pay bills of exchange and bills of lading; they shall collect money of the company from loans, sale of real properties or tangible assets, accounts or financings from any natural or legal person. They shall compromise unlimitedly the cases of the company, they shall negotiate the terms of the compromise, they shall employ the personnel of the company, they shall dismiss it, they shall terminate the relevant agreements, they shall perform all the relevant Banking transactions of the company, they shall deposit in its name and shall collect money, they shall undertake deposits, they shall borrow by means of an open account, deadline, mortgage or pledge etc. The administrator represents the company and acts in its name every action covered by the scope of the company. Any actions of the administrator, even if they do not fall under the company’s scope, shall bind the company against any third parties, unless the company proves that such third party was aware of the excess of the corporate scope or should have been aware of it. Merely the keeping of the publicity formalities, as regards the articles of association or its amendments, does not constitute proof. Any limitations in the powers of the administrator of the Company, as they derive from the articles of association or from a decision of the meeting of the partners, are not adduced against any third parties, even if they have undergone the publicity formalities of article 8, with the reservation of the provisions of the immediately preceding paragraph. By means of a notarial power of attorney, the administrator is entitled to delegate to any third party, either a partner or not, the exercise of the total or a part of their powers, rights, obligations and duties.

14TH ARTICLE

COMPETITION ISSUES
Competition is freely allowed to the administrators and the partners. The administrators and each partner are entitled to proceed, on their own behalf or on behalf of any third party, to any actions similar to the scope of the company, the be a partner of a general or a limited partnership or a partner of a limited liability company or a shareholder or a member of the Board of Directors of any joint-stock company, either Greek or foreign, pursuing a similar scope. However, the use of the trademark and the name of the present company are prohibited.

15TH ARTICLE

ACCOUNTING PERIOD
ANNUAL FINANCIAL STATEMENTS
The accounting period commences on January first (1st) of each year and ends on December thirty first (31st) of the same calendar year. Exceptionally, the first accounting period commences from the lawful incorporation of the company and ends on December thirty first (31st) of the year two thousand and seven (2007). Once a year, at the end of the accounting period, the administrators of the company are obliged to draft an inventory of all its Assets and Liabilities, with a detailed description of each one of them. The annual financial statements of the company are drafted by the administrators, based on the aforementioned inventory. As regards the drafting of the annual financial statements, the provisions of articles 42a, 42b, 42c, 42d, 42e and 43a of the Codified Act No. 2190/1920 “regarding Joint-Stock Companies”, as they have been amended and are in force, shall apply accordingly. As regards the drafting of the management report of the administrators, addressed to the Meeting of the partners, the provisions of paragraph 3 of article 43a of the Codified Act No. 2190/1920, as it has been amended and is in force, shall apply accordingly. The annual financial statements (balance-sheet, profits and losses account, results allocation table and appendix), as well as the relevant reports of the administrators and the auditors of the company, are subject to the publication formalities of article 8, with the care of the administrators. The registration of the original and the standardized financial statements to the Registry shall take place at a time, which allows the keeping of the deadlines of paragraph 2 of article 8. The provisions of paragraphs 1, 2, 4 and 5 of article 43b of the Codified Act No. 2190/1920, as it has been amended and is in force, shall apply accordingly to limited liability companies.

16TH ARTICLE

AUDIT OF ANNUAL ACCOUNTS
With the reservation of paragraph 2 below, as regards the audit of the financial statements, the provisions of articles 36 and 37, as well as paragraph 4 of article 43a of the Codified Act No. 2190/1920 “regarding Joint-Stock Companies”, as they have been amended and are in force, shall apply accordingly. The auditors are appointed by the Meeting of the partners, whereas their appointment is subject to the publicity formalities of article 8. The Limited Liability Companies, which, as from the date their balance-sheet is closed, do not exceed the numeric limits of the two out of the three criteria of paragraph 6 of article 42a of the Codified Act No. 2190/1920, as it has been amended and is in force, are discharged from the obligation of audit of their financial statements, which is provided by paragraph 1 above. The provisions of paragraphs 7 and 8 of article 42a of the Codified Act No. 2190/1920, as it has been amended and is in force, shall apply accordingly. The administrators of the Limited Liability Companies, which are discharged from the obligation to of audit of their financial statements, according to paragraph 2 above, in case they breach the provisions of article 22, are sanctioned with the penalties of article 458 of the Greek Penal Code.

17TH ARTICLE

KEEPING OF THE COMPULSORY BOOKS BY THE ADMINISTRATORS
The administrators are obliged to keep in the Greek language all the books provided by article 25 of the Act No. 3190/1955, which must be lawfully validated, i.e.: The book of partners, which should contain the full details of each partner, such as their full name and father’s name, nationality and exact home address or, in case this has changed, the new address, the contributions of the partners, as well as the alterations, if any. The book of minutes of the Meetings of the company, which should contain the decisions taken by the partners, as well as the objections, if any, of one or more of them regarding each decision. Lastly, the book of minutes of the Management, which should contain all the decisions of the Administrators. Moreover, the Administrators are obliged to also keep any other book, which is determined and imposed by the other more specific laws, as they apply each time.

THIRD CHAPTER

RIGHTS AND OBLIGATIONS OF THE PARTNERS

18TH ARTICLE

CORPORATE PORTION
Each corporate portion is indivisible by law and cannot be divided into parts. In case a portion comes to the possessions of more than one person, then they are considered as ab indiviso co-owners. For this purpose, they are obliged to notify the company of a common representative of theirs, who shall exercise all the rights deriving out of the corporate capacity. In case such common representative is not appointed within fifteen (15) days from the relevant registration in the book of partners, then the notifications and invitations made to one of the co-owners, whoever this may be, shall automatically have all the lawful consequences against all of the co-owners. As regards the corporate portions, no shares or other titles of any kind may be issued. A relevant certificate may be issued, but only in order to prove the capacity of a partner, and only for the total of the participation portion.

19TH ARTICLE

TRANSFER OF A CORPORATE PORTION
The transfer of the corporate portions in any way, as well as their expropriation or the contribution in another company of corporate portions or the total of the participation portion of any of the partners, is unlimitedly allowed. In case of a sale of corporate portions to third parties, the partners have a right of preference under the same terms. Only in case they deny, their transfer to any third party takes place by means of a three-month notice. The transfer of a corporate share due to death or due to a parental offering is allowed, always in accordance with the provisions of the Law and the requirements and procedure of article 29 of the Act No. 3190/1955. In case of a seizure and auction of a corporate portion, the partners are entitled to exercise the rights of article 30 of the Act No. 3190/1955. The partners or their special or general successors are by no means entitled to impose a conservative foreclosure or the noting of any property asset of the company, apart from the case of an offence on the part of the administrator or the administrators of the company.

20TH ARTICLE

LOANS FROM THE PARTNERS TO THE COMPANY
Any loans from the partners to the company, with a real security over the real properties of the tangible assets of the company’s assets are not allowed. The establishment of any such real security, despite the aforementioned prohibition, shall be invalid. The payoff on the part of the company of loans of the partners to it, is considered as not having been effected, since by means of such a payoff, the fulfillment of the claims of any third parties, existing at that time, is cancelled. In case the company is dissolved for any reason, apart from the case it has been declared at a state of bankruptcy, the claims of the partners from loans to the company are fulfilled after the payment of the other debts of the company.

21ST ARTICLE

SEPARATION OF A PARTNER AND EXCLUSION OF A PARTNER
Any partner is entitled to be separated from the company, due to an important reason, following the relevant decision of the Court, which (decision) also determines the value of the participation of the separated partner, by accordingly applying article 33 of the Act No. 3190/1955. In case there is an important reason, then by means of a petition by the Administrators or any partner, then the Court is entitled to exclude one or more partners from the company, by means of a relevant decision, following a previous decision of the Meeting. The excluded partner is awarded with the value of their participation portion, which is determined according to the procedure and the provisions of article 29 of the Act No. 3190/1955.

22ND ARTICLE

KNOWLEDGE OF THE COURSE OF THE CORPORATE AFFAIRS
Within two days from the end of each week, each partner is entitled to have knowledge of the course of the corporate affairs, either in person or though a representative, as well as to examine the books and documents of the company. In their own expenses, they are entitled to receive extracts from the book of minutes of the Meetings. Whoever appears as the representative of one of the partners, is obliged to present to the Administrators a written authorization, which must be signed by the partner they represent and must be validated for the originality of the signature by the Police or any other public authority. The aforementioned authorization shall be valid only from one month, as from the date mentioned in it.

23RD ARTICLE

ALLOCATION OF PROFITS – RESERVES
The net profits emerging after the deduction from the gross profits of all the expenses and debts, any losses and the deduction for the formation of the ordinary and extraordinary reserve, are allocated between the partners within the first ten days of the next month after the approval of the annual financial statements by the Meeting of the partners. The allocation of such profits between the partners shall be proportionate to their contributions. Any losses, God forbid, shall be allocated in the same way. Each year at least one twentieth (1/20) of the net profits is deducted compulsorily for the formation of an ordinary reserve. Such obligation ceases for the company, when the ordinary reserve reaches one third (1/3) of the capital.

24TH ARTICLE

ADDITIONAL CONTRIBUTIONS
In order to cover any losses that have been certified in the annual financial statements, The General Meeting of the partners is entitled to oblige the partners, according to each one’s participation proportion in the corporate capital, to make additional contributions. In such case, it also determines the amount of such contributions, which can by no means be more than half of the initial contribution of each partner. The aforementioned decision, which taken by a majority of three fourths (3/4) (of partners and capital), shall also determine the time, the method of the payment, as well as the consequences for not making such additional contribution, according to articles 36 and 37 of the Act No. 3190/1955.

25TH ARTICLE

AMENDMENT OF THE CORPORATE CONTRACT
By keeping the formalities of the Act No. 3190/1955, as it has been amended and is in force, the amendment of the corporate contract is possible, only following the relevant decision of the Meeting, which is taken by a majority of three fourths (3/4) of the partners, who represent the three fourths (3/4) of the total of the corporate capital, apart from the cases, of course, where according to the Law and the present articles of association, a unanimous result is required. Each amendment of the corporate contract, together with the total of the new text of the contract, falls under the publicity formalities of article 8. Before the keeping of the aforementioned formalities, the amendment in question has no legal effect.

26TH ARTICLE

INCREASE OF THE CAPITAL
As regards the increase of the corporate capital of the company, in whatever way it is effected, i.e. either by means of the issuance of new corporate portions of the same nominal value as the old ones, or by means of the increase of the nominal value of the old corporate portions, or by means of capitalization of the reserves of the company, an amendment of the articles of association of the company is required, by virtue of a decision of the Meeting of the partners, taken with an increased majority of three fourths (3/4)  of the partners and three fourths (3/4) of the corporate capital. In case of an increase of the corporate capital by means of the issuance of new corporate portions, these are preferably taken over by the existing partners of the company and according to each one’s proportion in the capital of the company. In case a partner denies to cover the increase, then the new corporate portions are entitled to ne disposed to the other partners or to third parties, by virtue of a decision of the Meeting of the partners, taken with a simple majority, in case the existing partners, within thirty (30) days from the date the decision to increase the corporate capital was taken, declare in writing that they do not offer for taking over the new portions or in case such deadline for making such declaration lapses.

27TH ARTICLE

DECREASE OF THE CAPITAL
The decrease of the corporate capital is allowed only by means of an amendment of the articles of association of the company, following a decision of the Meeting of the partners, taken with an increased majority of three fourths (3/4)  of the partners and three fourths (3/4) of the corporate capital. Such decision must mention the reason of the decrease, the amount by which the amount is decreased, as well as the way such decrease will take place. By virtue of the present articles of association, the separation, the exclusion or the dismissal of any partner in any way and the payment to them of their corporate portion, constitutes a definition for the decrease of the corporate capital. In any case, however, the decrease of the corporate capital below eighteen thousand (18,000.00) Euros and of the corporate portion below thirty (30.00) Euros, is not allowed. In any case of decrease of the corporate capital, the formalities provided by the law are kept.

FOURTH CHAPTER

DISSOLUTION – LIQUIDATION

28TH ARTICLE
The company is dissolved: Upon the termination of its agreed duration, and provided such duration was not extended for the reasons mentioned in article 44 of the Act No. 3190/1955, as it has been amended and is in force. In any case of death, prohibition or bankruptcy of one of the partners, the company shall not be dissolved, but continues to exist between the remaining partners and the successors of the deceased partner.

29TH ARTICLE

LIQUIDATION OF THE COMPANY
After the company is dissolved for whatever reason, apart from the case it is declared bankrupt, what follows is the stage of liquidation and the allocation of the assets to the partners. The company still continues to exist and also maintains its name, to which the phrase “under liquidation” is added. The powers of the bodies of the management of the company at the stage of liquidation are limited to the actions that are necessary for the liquidation of the corporate property. The liquidation is performed by the administrators, unless the Meeting of the partners decides otherwise, by means of its decision taken with a simple majority of the partners and the capital. Upon the commencement of the liquidation, the liquidators are obliged to perform an inventory of the corporate property and to draft a balance-sheet, which they publish in the Issue of Joint-Stock and Limited Liability Companies of the Government Gazette. Provided the liquidation continues to be effected, they are obliged to draft a balance-sheet for each financial period. In case the liquidators are more than one, then the liquidation is performed jointly by all of them. The liquidator is obliged to promptly complete the pending affairs of the company, to pay off its debts, to collect its claims and to convert the corporate property in cash. After the completion of the liquidation, the liquidator drafts the final balance-sheet, which is subject to the publicity formalities of article 8, paragraph 1 and which they publish in the Issue provided in paragraph 3 of the same as aforementioned article. Following that, they allocate the proceeds of the liquidation of the corporate property to the partners, according to each one’s participation portions.

FIFTH CHAPTER

GENERAL PROVISIONS

30TH ARTICLE
All the partners, wherever they may reside or dwell, are considered that, as regards their relations with the company, they have their residence in the seat of the Company, they are subject to the Greek law and the jurisdiction of the Courts of Tripoli. As regards any issue not particularly provided for in the present articles of association, the relevant provisions of the Act No. 3190/1955, as it has been amended and is in force today, the provisions of the Act No. 2190/1920 “regarding Joint-Stock Companies”, as it has been amended and is in force today, as well as the provisions in general of the current legislation regarding companies, shall apply.

I have reminded to the contracting parties the provisions of the Act No. 3190/1955, regarding the registration of the present in the books of companies of the Court of First Instance of Tripoli and the publication of a summary of the present in the Issue of Joint-Stock and Limited Liability Companies of the Government Gazette.
Lastly, the contracting parties, as they appear in the present and are represented in it, declared that they waive any right they may have to challenge and annul the present, as well as their relevant lawsuits and objections.

It is noted that the original of the present contract is discharged from the fixed stamp duty, according to the Act No. 1676/1986.

The following documents are attached to the present contract 1) the tax clearance certificate No. 6469761/2/08-07-2009 of the Ministry of Finance and Economy, which concerns the one of the sellers, Mr. Stavros Papastavrou, and 2) the tax clearance certificate No. ……………………….. for debts towards the State, which concerns the seller company with the name “PRINOTEL LIMITED”. Moreover, I, the Notary Public, have reminded to the contracting parties that a copy of the present contract, drafted by myself, must be submitted within one (1) month as from today to the Secretariat of the Court of First Instance of Tripoli, in order to be registered to the Register of Limited Liability Companies of the aforementioned Court of First Instance and to be published, for such registration, in a summarized form in the Issue of Joint-Stock and Limited Liability Companies of the Government Gazette. Furthermore, I have also reminded them the provisions of the Act No. 1642/1986, as well as article 7 of the Act No. 2081/1992 (Government Gazette No. 154/10-09-1992, which, in order for a contract of incorporation, amendment or dissolution of personal companies and Limited Liability Companies to be registered to the Court of First Instance, such contract must have been previously validated by the relevant Chambers and the relevant certificate must be submitted.

According to the solemn declaration of the contracting parties, they are all residing in the addresses they declare in the beginning of the present, they have Greek nationality and the ID card of each of them is the one mentioned in the beginning of the present.

The contracting parties have submitted to the Tax Office (D.O.Y.) of Tripoli the following: a) as regards the seller Mr. Stavros Papastavrou, the required by law declaration of the payment of the transfer tax for corporate portions (Decision of the Minister of Finance No. 1030366/10307/B0012/ΠΟΛ1053/01-04-2003), which took the number 65/20-07-2009, a copy of which is attached to the present, which concerns the transfer of the four thousand one hundred and seventy five (4,175) corporate portions of a price of 49,988.00 Euros and value, according to the law, 104,922.69 Euros, and b) as regards the seller company, the required by law declaration of the payment of the transfer tax for corporate portions (Decision of the Minister of Finance No. 1030366/10307/B0012/ΠΟΛ1053/01-04-2003), which took the number 64/20-07-2009, a copy of which is attached to the present, which concerns the transfer of the ten thousand and twenty (10,020) corporate portions of a price of 120,000.00 Euros and value, according to the law, 251,814.46 Euros.

The amount of 4,637.58 Euros has been paid for the rights and fees of Jurists’ Fund, for which the cash receipt voucher No. 6053522/23-07-2009 of the National Bank of Greece has been issued and is attached to the present.

It is noted that the present contract was drafted based on a draft by the appearing lawyers 1) Mr. Filippos Kardaras, son of Athanasios, lawyer and resident of Athens, number 76 Solonos street, with registration number 28982 of the Athens Bar Association, with Tax Number (A.F.M.) 062442145 of the 4th Tax Office (D.O.Y.) of Athens, on the part of the sellers, and 2) Mr. Nikolaos Kardaras, son of Ioannis, resident of Piraeus, number 70 Kolokotroni street, with registration number 1218 of the Piraeus Bar Association, with Tax Number (A.F.M.) 007567129 of the 1st Tax Office (D.O.Y.) of Piraeus, on the part of the purchaser company, whose fees, which amount to 2,223.90 and 2,003.79 were paid to the Bar Associations of Athens and Piraeus respectively, as it emerges from the certificates Nos. M24784/23-07-2009 and 94072/23-07-2009, which are attached to the present, as well as that the aforementioned lawyers appeared throughout the present contract.

In witness thereof, the present was drafted, which, after having being read aloud and clearly to the appearing persons and after having being accurately interpreted, it is lawfully signed by them, by the interpreter, by the appearing lawyers and by myself in all the twenty (20) sheets of paper, of which it constitutes. The rights and fees with the issuance of four (4) copies amount to a total of 4,693.85 Euros, out of which the amount of 4,012.12 was paid for my net fees and the amount of 681.73 was paid for the rights of the Unified Fund of Independently Employed (Jurists’ Fund and Notaries’ Fund) and for further fees.

THE PERSONS WHO APPEARED
THE INTERPRETER
Mr. STAVROS PAPASTAVROU
Mr. MICHAIL SOURSOS
Mr. RICK WALCHUK

THE LAWYERS WHO APPEARED
Mr. FILIPPOS KARDARAS
Mr. NIKOLAOS KARDARAS
(signature – official round stamp of the Notary Public)